Exhibit 99.1

[ON LOGO]

NEWS RELEASE for July 31, 2003 at 7:30 AM EDT

Contact:	ON Technology Corporation	Allen & Caron
	Steven R Wasserman 781-487-3330	Jesse Deal (Investors) 212-691-8087
	swasserman@on.com	jesse@allencaron.com

ON TECHNOLOGY REPORTS 2003 SECOND QUARTER RESULTS

Revenue Increases Year-over-year and Recovers from First-quarter Decline

WALTHAM, MA (July 31, 2003) … ON Technology Corporation (Nasdaq:ONTC), a leading provider of enterprise infrastructure management solutions, today announced revenue and operating results for its second quarter ended June 30, 2003. For the second quarter, revenue was $9.3 million, an increase of five percent compared to second quarter 2002 revenue of $8.9 million. The Company reported an operating profit for the second quarter of $186,000, which included a bad debt recovery, versus a year-earlier operating profit of $281,000. Net income for the quarter was $171,000 or $0.01 per diluted share, versus a year-earlier net income of $503,000 or $0.02 per diluted share.

Chairman, President & CEO Robert L. Doretti said, “Continued hard work by the ON team returned the Company to its pattern of year-over-year growth. Sales cycles and negotiations remain long in this tight economy, but our channel-partner contributions, coupled with our focus on deals with larger institutions, as well as on select industries and customers, helped us prevail in the second quarter. Moreover, more than half the customers that licensed ON products during the quarter were first-time purchasers. I am pleased we are seeing the beginnings of the results we have been seeking; we generated business in the Public Sector by closing over 20 deals in this arena, expanded our Retail and Financial Services customer base, added four airports as users in Central Europe and accomplished this with our direct teams and significant partners like IBM Global Services, Dell Computer, Getronics, Siemens Business Services and Insight.”

During the quarter, the Company received orders from customers from across multiple industry sectors such as:

•	Retail, including Petco, Auto-Teile-Unger and Desco-Group

•	Financial Services, including National Australian Bank, Hannover Reinsurance and a major New England institution

•	Manufacturing, including Rolex, Vodafone, National Manufacturing, and Pilatus Aircraft

•	Transportation, including Jet Aviation Management and several foreign airports

•	Public Sector, including New Jersey Department of Law & Public Safety, Florida Department of Law Enforcement, Swiss Ministry for Measurement & Accreditation, German Ministry for Building & Construction, Senate of Pennsylvania, and multiple city councils throughout Europe

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ON TECHNOLOGY REPORTS 2003 SECOND QUARTER RESULTS

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Highlights of the quarter include:

•	OfficeMax announced that it has successfully begun its implementation of the ON Technology software solution to manage its entire retail and corporate PC infrastructure, including more than 10,000 systems such as retail Point-of-Sale (POS) terminals and Internet kiosks in nearly 1,000 stores, as well as PCs throughout the OfficeMax corporate environment.

•	The Company shipped ON iCommand V2.1, which extends current support for Windows and Linux devices to Pocket PC handhelds and UNIX systems, from a single unified Web-enabled solution. The Company also announced that ON iCommand, which was launched in March 2003, has experienced rapid adoption by a wide range of customers in both the U.S. and Europe during the second quarter.

•	The Company shipped the Java Application Developers Kit (ADK), which provides a series of open programming interfaces that allow customers and service providers to integrate ON management solutions rapidly with enterprise databases, frameworks, and directory services.

•	The Company established a business development partnership with JB Cubed to expand its presence within the federal and state governments, and recorded its first order with the reseller.

•	The Company received confirmation from the Nasdaq National Stock Market that it is in compliance with the requirements for continued listing.

For the six months ended June 30, 2003, revenue was $16.9 million versus a year-earlier total of $17.1 million. For the first half of 2003, the Company reported an operating loss of $1.3 million (including a $1.5 million operating loss in the quarter ended March 31, 2003), versus a year-earlier operating profit of $673,000. Net loss for the six months ended June 30, 2003 was $1.6 million, or $0.07 per share, versus a year-earlier net income of $593,000, or $0.02 per diluted share.

Doretti added, “We have continued to expand our customer base, with ON iCommand selling quite well since its introduction a few months ago. These sales, combined with those of our base product, ON Command CCM, bring us extremely close to an important milestone—our 1,000th customer; we currently stand at 998. I am confident we are back on track, albeit while still in a challenging business environment, to realize an upswing in business during the second half of this year. Looking ahead, with an expense management program, a strong European business unit, and an improved US field team, I envision both revenue and operating income in the third and fourth quarters of this year to be higher than the same periods a year ago.”

Conference Call

ON Technology will host a conference call today, July 31, 2003, at 11:00 AM EDT, which will be broadcast live over the Internet. The call (and the replay) may be accessed via the Internet through Thomson’s FirstCall Events by using the following URL:

http://www.firstcallevents.com/service/ajwz385554125gf12.html

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Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. The online archive will be available immediately and continue through the end of July 2004.

About ON Technology Corporation

ON Technology empowers IT organizations and service providers to manage the full lifecycle of their computing systems over large-scale corporate networks. Our solutions are used to rapidly and reliably deploy critical applications, operating systems and content to desktops, mobile PCs, handhelds, servers, retail point-of-sale (POS) terminals and banking workstations. Our customers leverage our solutions to significantly reduce IT costs, improve availability and reliability of business-critical applications and enhance both IT and end-user productivity. ON’s management solution has been chosen by nearly 1,000 enterprises worldwide to manage in excess of 1.2 million networked computer systems. For more information visit ON Technology’s web site at www.on.com or call 800-767-6638.

ON Technology, ON Command, and ON Command CCM are registered trademarks, and the ON logo and ON iCommand are trademarks of ON Technology Corporation. Microsoft and Windows are either registered trademarks or trademarks of Microsoft Corporation in the United States and other countries. All other brand names and trademarks are properties of their respective owners.

The statements in this press release that relate to ON Technology’s future plans, events and performance, including statements relating to the Company’s future growth prospects, financial results, new product offerings, and expanding sales channels are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, demand for the Company’s products and services, performance of the Company’s direct and indirect distribution channels, competitive pressures, market acceptance of the Company’s new products and technologies, and the risk factors detailed from time to time in ON Technology’s periodic reports filed with the Securities and Exchange Commission, including without limitation the Company’s Quarterly Report on Form 10-Q for the first quarter of 2003 filed in May 2003. Actual results and performance may differ materially due to these and other factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. ON Technology undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release that may reflect events or circumstances occurring after the date of this press release.

TABLES FOLLOW

ON TECHNOLOGY REPORTS 2003 SECOND QUARTER RESULTS

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ON Technology Corporation

Consolidated Condensed Statement of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Net software license revenue	$4,882	$5,203	$8,911	$9,429
Hardware revenue	2	764	11	2,046
Service and maintenance revenue	4,374	2,884	7,974	5,606

Total revenue	9,258	8,851	16,896	17,081
Cost of revenue	1,937	1,915	3,599	3,689

Gross profit	7,321	6,936	13,297	13,392

Operating Expenses:
Sales and marketing	4,416	3,139	8,582	6,152
Research and development	1,813	2,028	3,759	4,004
General and administrative	906	1,488	2,276	2,563

Total operating expenses	7,135	6,655	14,617	12,719

Income (loss) from operations	186	281	(1,320)	673
Interest income, net	21	28	56	35
Other income, net	354	419	510	315

Income (loss) before provision for income taxes	561	728	(754)	1,023

Provision for income taxes	390	225	883	430

Net income (loss)	$171	$503	$(1,637)	593

Basic net income (loss) per share	$0.01	$0.02	$(0.07)	$0.03
Diluted net income (loss) per share	$0.01	$0.02	$(0.07)	$0.02
Shares used in basic per share calculation	23,808	23,169	23,801	22,982
Shares used in diluted per share calculation	24,175	24,180	23,801	24,144

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ON Technology Corporation

Consolidated Condensed Balance Sheet

(in thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$13,257	$13,636
Accounts receivable, net	7,266	8,473
Prepaid expenses and other current assets	1,021	1,256
Deferred tax asset—current portion	550	501

Total current assets	22,094	23,866
Property and equipment, net	1,092	1,097
Deferred tax asset	550	501
Other assets and deposits	219	337

Total assets	$23,955	$25,801

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,040	$2,574
Accrued expenses	4,525	4,228
Deferred revenue	7,122	7,265

Total current liabilities	13,687	14,067
Other liabilities	1,682	1,559

Total liabilities	15,369	15,626

Stockholders’ equity	8,586	10,175

Total liabilities and stockholders’ equity	$23,955	$25,801

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